United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2017

DIAMOND HILL INVESTMENT GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Ohio	000-24498	65-0190407
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

325 John H. McConnell Blvd., Suite 200, Columbus, Ohio	43215
(Address of Principal Executive Offices)	(Zip Code)
Registrant's Telephone Number, Including Area Code: (614) 255-3333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year

The Diamond Hill Investment Group, Inc. (the "Company") 2017 Annual Meeting of Shareholders was held on April 26, 2017 (the “2017 Annual Meeting”). At the 2017 Annual Meeting shareholders of the Company approved (i) amendments to Article Eighth and Ninth of the Company's Amended and Restated Articles of Incorporation and (ii) amendments to Section 1.07 and 1.10 of the Company's Amended and Restated Code of Regulations. These amendments implement majority voting in uncontested director elections, and to eliminate cumulative voting, and were recommended by the Company's Board of Directors. The full text of the amendments to the Amended and Restated Articles of Incorporation and Amended and Restated Code of Regulations are included in Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by this reference. Please also see the disclosure under Item 5.07. Submission of Matters to a Vote of Security Holders in respect of the vote on the proposed approval of the amendments.

Item 5.07    Submission of Matters to a Vote of Security Holders

At the Company's 2017 Annual Meeting held on April 26, 2017, the following matters were voted upon and the results of the vote were as follows:

1.)
To elect six directors to the Board of Directors of the Company to hold office until the next annual meeting of shareholders or until his or her successor is duly elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal. Each of the six nominees for director were elected, and the voting results are set forth below:

Name of Director	Votes For	Votes Withheld	Broker Non-votes
R. H. Dillon	2,754,321	9,344	500,643
Randolph J. Fortener	2,760,890	2,775	500,643
James F. Laird	2,759,106	4,559	500,643
Paul A. Reeder, III	2,748,500	15,165	500,643
Bradley C. Shoup	2,731,336	32,329	500,643
Frances A. Skinner	2,756,892	6,773	500,643

2).
To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2017. The ratification of KPMG LLP was approved, and the voting results are set forth below:

Votes For	Votes Against	Abstentions
3,260,909	2,595	804

3).
To approve the amendments to the Company's Amended and Restated Articles of Incorporation and the Company's Amended and Restated Code of Regulations to implement majority voting in uncontested director elections unless cumulative voting is in effect. The amendments were approved and the voting results are set forth below:

Votes For	Votes Against	Abstentions	Broker Non-votes
2,756,845	2,443	4,377	500,643

4).
To approve the amendments to the Company's Amended and Restated Articles of Incorporation and the Company's Amended and Restated Code of Regulations to eliminate cumulative voting. The amendments were approved and the voting results are set forth below:

Votes For	Votes Against	Abstentions	Broker Non-votes
2,123,295	635,993	4,377	500,643

5.)
To approve, on an advisory basis, the compensation of the Company's executive officers. The compensation of the Company's named executive officers was approved, and the voting results are set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,741,153	18,155	4,357	500,643

6.)	To approve, on an advisory basis, the frequency with which to hold an advisory vote on the compensation of the Company's executive officers, and the voting results are set forth below:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
2,368,991	29,378	336,758	28,538	500,643

Item 9.01    Exhibits

(d)	Exhibits: The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description
3.1	Certificate of Amendment by Shareholders to the Articles of Incorporation of Diamond Hill Investment Group, Inc. (as filed with the Ohio Secretary of State on April 28, 2017)
3.2	Amended and Restated Code of Regulations of Diamond Hill Investment Group, Inc. (reflecting all amendments through April 26, 2017)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMOND HILL INVESTMENT GROUP, INC.

Date:	April 28, 2017	By:	/s/ Thomas E. Line
Thomas E. Line, Chief Financial Officer